EXHIBIT 99.A


                                    AGREEMENT

                               AND PLAN OF MERGER

                                   Dated as of

                                   May 1, 1993

                                      Among

                         Penril DataComm Networks, Inc.,

                                Datability, Inc.,

                              PD Acquisition Corp.,

                                       and

              the Stockholders of Datability listed on Appendix I.



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Exhibit C, subject in each case to the performance by Penril of its obligations contained therein. Such Employment Agreements are being executed at the Closing.

          3.04 Covenants of the Stockholders.

          (a) Each Stockholder agrees, for himself and his respective personal representatives, heirs, distributees, successors, assigns, agents, affiliates, associates and other related persons, that for the period commencing on the Closing Date and continuing for a period of eighteen (18) months after the Closing and for an additional period thereafter ending on the earlier to occur of (i) the date thirty (30) months after the Closing or (ii) the date Henry David Epstein is neither Chairman of the Board nor President of Penril, no such person, singly, as a partnership or as part of a group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), directly or indirectly, through one or more intermediaries, affiliates or associates (as the terms "affiliate" and "associate" are defined by the rules and regulations under the Exchange Act), or otherwise, except with the prior written approval of the Board of Directors of Penril, shall:

               (i) Purchase, acquire or own, or offer or agree to purchase, acquire or own, any securities of Penril other than, in the case of a Stockholder, the number of Penril Shares set forth opposite such Stockholder's name on Schedule I hereto (except upon exercise of employee stock options granted to such Stockholder by Penril or pursuant to a stock split or stock dividend or other pro rata distribution by Penril to holders of Penril Common Stock);

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               (ii) Sell shares of Penril Common Stock owned by such Stockholder otherwise than pursuant to (A) "brokers' transactions" within the meaning of Rule 144(g) promulgated under the Securities Act of 1933, as amended (the "Securities Act") or transactions directly with a market maker meeting the requirements of Rule 144(f) promulgated under the Securities Act, and/or (B) private transactions which shall not exceed 100,000 shares in the aggregate per twelve-month period;

               (iii) Pledge, hypothecate or otherwise encumber any shares of Common Stock, except in a bona fide transaction not undertaken as a means of evading this Section 3.04;

               (iv) Seek representation on the Board of Directors of Penril or solicit, or encourage any other person to solicit, proxies or participate or otherwise engage in any "solicitation" as such term is defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in opposition to a recommendation of a majority of the directors of Penril with respect to any matter, whether or not such solicitation is subject to any of Sections 14a-3 through 14a-14 of Regulation A or any successor provisions, or otherwise make or permit to be published in any media any public statement indicating such opposition;

               (v) Initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to Penril, as described in Rule 14a-8 under the Exchange Act;

               (vi) Acquire or affect the control of Penril, or directly or indirectly participate in or encourage formation of any group seeking to acquire or affect control

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of Penril whether by making a business combination proposal with respect to
Penril or otherwise; provided that this clause (vi) shall not preclude a Stockholder from communicating to the Chairman of the Board of Penril a third party proposal which he did not, directly or indirectly, initiate, formulate, solicit or encourage;

               (vii) Become part of any "group" as such term is used in Section 13(d)(3) of the Exchange Act with respect to securities of Penril;

               (viii) Deposit any securities of Penril in a voting trust or subject them to a voting agreement or other arrangement of similar effect; or

               (ix) Encourage any person, firm, corporation, group or other entity to engage in any of the actions covered by clauses (i) through (viii) of this Section.

          (b) Each Stockholder, for himself and his personal representatives, heirs, distributees, successors, assigns, agents, affiliates, associates and other related persons, acknowledges and agrees that in the event of any breach of any provision of this Section 3.04 by any such person, Penril would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that in addition to any other remedy to which it may be entitled at law or in equity, Penril shall be entitled to seek injunctive relief and to compel specific performance of this Section 3.04, and each such person consents to the entry of such relief and waives the making of a bond as a condition for obtaining such relief. Moreover. each person subject to this
Section 3.04 agrees that any other provision of this Agreement or principle of law to the contrary notwithstanding, no breach of any representation. warranty or covenant of Penril set forth in this Agreement or any agreement


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          6.02 Agreements by the Stockholders. (a) In addition to the covenants set forth in Section 3.04 hereof, and not in derogation thereof, each Stockholder agrees that he will not offer, sell, transfer, assign, mortgage, pledge or otherwise dispose of, distribute or encumber any Penril Shares delivered pursuant to this Agreement, except for bona fide pledges of Penril Shares to secure up to $1,700,000 of existing indebtedness of the Stockholders, which shares shall be included in those registered pursuant to Section 6.04(a) hereof, unless, (i) in the opinion of counsel to Penril or the opinion of counsel satisfactory to Penril's counsel, registration of such shares under the Securities Act and the rules and regulations of the Commission thereunder, as then in effect, is not required in connection with such transaction, or (ii) sale of the Penril Shares is permissible pursuant to Rule 144 under the Securities Act, in which event the Stockholder shall furnish Penril with an opinion of counsel reasonably satisfactory to counsel for Penril to the effect that sale of the Penril Shares proposed to be sold is permissible pursuant to Rule 144, or (iii) a registration statement under the Securities Act is then in effect with respect to such shares and the purchaser or transferee has been furnished with a prospectus meeting the requirements of Section 10 of the Securities Act.

          (b) Anything in subparagraph (a) of this Section 6.02 to the contrary notwithstanding, no Stockholder will offer, sell, transfer, assign, mortgage, pledge or otherwise dispose of, distribute or encumber any Penril Shares if any such transaction would render the consummation of the transactions contemplated by this Agreement, to be deemed to be an "offer," "offer to sell," "offer for sale," or "sale" of the Penril Shares to any

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person other than the Stockholders, within the meaning of Rule 145 of the Rules and Regulations of the Commission under the Securities Act, as in effect on the date hereof.

          6.03 Legend, Etc. Each of the Stockholders agrees that Penril may endorse on any certificate for Penril Shares to be delivered pursuant to this Agreement an appropriate legend referring to the provisions of Sections 6.01 and
6.02 hereof and that Penril may instruct its transfer agents not to transfer any such Penril Shares unless advised by Penril that such provisions have been complied with.

          6.04 Registration Rights. Subject to the provisions of Section 3.04 and this Section 6.04, the Stockholders shall have the following registration rights with respect to the Penril Shares:

          (a) As soon as practicable after Penril is permitted under the applicable rules, regulations and instructions of the Commission to file a registration statement on Form S-3 with respect to the Penril Shares, Penril shall file a registration statement on Form S-3 under the Securities Act with respect to one-half of the Penril Shares issued to the Stockholders (which shall not include the Penril Shares being held as collateral under the Escrow Agreement), and shall use its best efforts to cause such registration statement to become effective as soon thereafter as practicable. Penril shall only be required to file one registration statement pursuant to this Section 6.04(a) and shall not be required to register the Penril Shares on any form other than Form S-3; provided, however, that if after the filing of Penril's Form 10-K for the fiscal year ending July 31, 1994, Penril is still unable to file a registration statement on Form S-3, it shall as promptly as possible thereafter file a registration statement on any available form.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, each of Penril, Subsidiary and Datability by its duly authorized officer, all as of the day and year first above written.

                                       PENRIL DATACOMM NETWORKS, INC.



                                       By: /s/ Henry David Epstein
                                           ------------------------------------
                                           Title: Chairman of the Board and
                                                  President


                                       PD ACQUISITION CORP.



                                       By: /s/ Henry David Epstein
                                           ------------------------------------
                                           Title: Chairman of the Board



                                       DATABILITY, INC.



                                       By: /s/ Ronald Howard
                                           ------------------------------------
                                           Title: President



                                       /s/ Ronald Howard
                                       ----------------------------------------
                                       Ronald A. Howard


                                       /s/ Richard Rupp
                                       ----------------------------------------
                                       Richard Rupp